UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Saw Mill River Road, Ardsley, NY		10502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition

On November 9, 2021, Acorda Therapeutics, Inc. (the “Company”) issued a press release announcing its financial performance for the third quarter ended September 30, 2021, its financial condition as of September 30, 2021, and financial guidance for 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 2.02.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2021, the Company issued a press release announcing that Michael Gesser, M.B.A., has been appointed as the Company’s Chief Financial Officer, and that Neil Belloff, J.D., has been appointed as the Company’s General Counsel. Mr. Gesser and Mr. Belloff both commenced employment with the Company on November 8, 2021.

Prior to joining the Company, Mr. Gesser, 59, was Chief Financial Officer of Tergus Pharmaceutical, LLC, a provider of contract services for topical pharmaceutical products, from January 2020 to September 2021. Prior to that, from September 2017 to August 2019, Mr. Gesser was Chief Financial Officer and Chief Operating Officer of BioMedomics, Inc., an early-stage medical device development company, and from January 2017 to August 2017, Chief Financial Officer and Company Secretary of HAP Innovations LLC, another early-stage medical device company. Prior to that, from June 2014 to December 2016, he was Chief Financial Officer and Company Secretary of SunTech Medical Inc., a medical device manufacturer. Previous to those roles, Mr. Gesser held executive positions, including interim CFO, at Osmotica Pharmaceutical Corp. and he several senior-level financial positions at Allergan Pharmaceuticals. Mr. Gesser has been a member of the Board of Directors of privately-held Flow Sciences, Inc., a provider of pharmaceutical safety containment solutions, since October 2021. Mr. Gesser received his B.S. in Finance from the Cameron School of Business at the University of North Carolina at Wilmington, and his M.B.A from the Belk School of Business at the University of North Carolina at Charlotte.

Mr. Belloff has over 30 years of business and legal experience and was formerly the Chief Operating Officer, General Counsel and Corporate Secretary of Eloxx Pharmaceuticals and held senior level positions at Celgene Corporation, Deutsche Telekom, AG, and the United States Securities and Exchange Commission. Mr. Belloff received his J.D. from the University of Bridgeport School of Law, M.A. from New York University and his B.A. from Queens College of the City University of New York, and completed post-graduate studies in the LL.M Program in Securities Regulation at Georgetown University Law Center.

Mr. Gesser’s annual base salary is $450,000, and he is eligible to receive a bonus (pro-rated for 2021) under the Company’s annual non-equity incentive compensation program with a target equal to 50% of his base salary, based on company-wide and individual performance measures. In accordance with Nasdaq Listing Rule 5635(c)(4), Mr. Gesser was granted options to purchase 85,000 shares of the Company’s common stock under the Company’s 2016 Inducement Plan as a material inducement to his accepting employment with the Company as Chief Financial Officer. The stock options have an exercise price of $3.74 per share, equal to the closing price of the Company’s common stock on the November 8, 2021 grant date (employment commencement date). The stock options will vest over four years, with 25% vesting on the one-year anniversary of the commencement of employment and the remaining 75% vesting on a quarterly basis over the remaining three years thereafter, subject to continuing employment. The stock options have a 10-year term and are subject to the terms and conditions of the Company’s 2016 Inducement Plan. Mr. Gesser will also be reimbursed for reasonable expenses incurred in connection with his travel from his home in North Carolina to the Company’s corporate office in New York, and he will receive health, welfare and retirement benefits at levels that are generally available to salaried employees.

Neither Mr. Gesser nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Mr. Gesser a party to any arrangement or understanding pursuant to which he was appointed as an officer.

On November 9, 2021, the Company also announced that Burkhard Blank, M.D., the Company’s Chief Medical Officer, is expected to leave his position with the Company at the end of the year and transition to a consulting role following his departure. In connection with his departure and subject to his remaining with the Company through the end of 2021, the Company has agreed with Dr. Blank that he will receive the non-change in control severance compensation provided for in Section 6(a) of his employment agreement, including bonus and severance and COBRA coverage, with a modification that he will be paid the twelve-months of severance pay as a lump sum rather than over time.

A copy of the press release announcing these management changes is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 8.01Other Information

On November 9, 2021, the Company issued a press release announcing its financial performance for the third quarter ended September 30, 2021, its financial condition as of September 30, 2021, and financial guidance for 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item 8.01. Due to uncertainties caused by past and potential future impacts of the COVID-19 pandemic and other factors, the Company is no longer able to provide projected peak U.S. annual net revenue of Inbrija. Actual peak U.S. Inbrija annual net revenue will likely be lower and could be materially lower than the Company’s prior projected peak sales range if, for example, disruptions to the healthcare system caused by the COVID-19 pandemic or other prescribing challenges continue into 2022 and beyond.

On November 9, 2021, the Company issued a press release announcing that it has entered into distribution and supply agreements with Esteve Pharmaceuticals GmbH to commercialize INBRIJA 33 mg (levodopa inhalation powder, hard capsules) in Germany. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated by reference into this Item 8.01.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 9, 2021
99.2	Press Release dated November 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

November 9, 2021	By:	/s/ Michael Gesser
Name: Michael Gesser
Title: Chief Financial Officer